As filed with the Securities and Exchange Commission on March 6, 2007
Registration No. 333-138199

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	52-2289365
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(410) 290-1616
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Wayne Jackson, III
Chief Executive Officer
Sourcefire, Inc.
9770 Patuxent Woods Drive
Columbia, Maryland 21046
(410) 290-1616
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Knox, Esq.	Marc D. Jaffe, Esq.
Jeffrey S. Marcus, Esq.	Rachel W. Sheridan, Esq.
Morrison & Foerster LLP	Latham & Watkins LLP
1650 Tysons Blvd, Suite 300	885 Third Avenue, Suite 1000
McLean, VA 22102	New York, NY 10022
(703) 760-7700	(212) 906-1200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _ _
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _ _
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _ _

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-138199) and no changes or additions are being made hereby to the preliminary prospectus which constitutes Part I of the Registration Statement. Accordingly, the preliminary prospectus which constitutes Part I of the Registration Statement has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the Nasdaq Global Market and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in the registration statement, other than underwriting discounts and commissions:

SEC registration fee	$8,574
NASD filing fee	9,790
Nasdaq Global Market listing fee	5,000
Printing and engraving expenses	350,000
Legal fees and expenses	1,200,000
Accounting fees and expenses	650,000
Transfer agent and registrar fees	2,500
Miscellaneous	224,136

Total	$2,450,000

Item 14.	Indemnification of Directors and Officers

Sourcefire is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Item 15.	Recent Sales of Unregistered Securities

1. In September 2006, pursuant to the Sourcefire, Inc. 2002 Stock Incentive Plan, as amended, we issued 12,315 shares of restricted common stock to Steven R. Polk at a price per share of $0.001624.

2. In August 2006, pursuant to the Sourcefire, Inc. 2002 Stock Incentive Plan, as amended, we issued 15,394 shares of restricted common stock to Joseph R. Chinnici at a price per share of $0.001624.

3. In May and June 2006, we issued 3,264,449 shares of Series D convertible preferred stock to accredited investors at a price per share of $7.0456.

4. In December 2004, we issued 98,522 shares of common stock to Asheem Chandna at a price per share of $0.32 pursuant to a stock option exercise under the Sourcefire, Inc. 2002 Stock Incentive Plan, as amended.

5. Since January 2004, we have issued an aggregate of 449,647 shares of common stock to employees and former employees pursuant to stock option exercises under the Sourcefire, Inc. 2002 Stock Incentive Plan, as amended. The purchase price per share for such option exercises ranged from $0.24 per share to $2.03 per share.

6. Since January 2004, we have granted options to purchase an aggregate of 2,806,803 shares of common stock under the Sourcefire, Inc. 2002 Stock Incentive Plan, as amended, to employees, consultants and directors with exercise prices ranging from $1.14 per share to $11.34 per share.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act of 1933 by virtue of Rule 506 of Regulation D promulgated thereunder because the issuance of securities to the recipients did not involve a public offering or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of securities under compensatory benefit plans and contracts relating to compensation were our employees, directors or bona fide consultants and received the securities as compensation for services. Appropriate legends have been affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us. When we have relied on Rule 506 of Regulation D promulgated under the Securities Act of 1933, the investors in unregistered securities have been accredited investors.

Item 16.	Exhibits and Financial Statement Schedule

(a) Exhibits

Exhibit No.		Description of Exhibit

1	.1**	Form of Underwriting Agreement
3	.1**	Fifth Amended and Restated Certificate of Incorporation of Sourcefire, Inc.
3.2		Form of Sixth Amended and Restated Certificate of Incorporation of Sourcefire, Inc.
3	.3**	Third Amended and Restated Bylaws of Sourcefire, Inc.
3.4		Form of Fourth Amended and Restated Bylaws of Sourcefire, Inc.
3	.5**	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation
4.1		Form of stock certificate of common stock
4	.2**	2002 Stock Incentive Plan
4	.3**	2007 Stock Incentive Plan
4	.4**	Form of Nonstatutory Stock Option Grant Agreement under the 2002 Stock Incentive Plan
4	.5**	Form of Notice of Stock Option Award under the 2007 Stock Incentive Plan
4	.6**	Form of Notice of Restricted Stock Purchase Award under the 2007 Stock Incentive Plan
4	.7**	Form of Notice of Restricted Stock Purchase Award for Non-Employee Directors under the 2007 Stock Incentive Plan
5	.1**	Opinion of Morrison & Foerster LLP
10	.1**	Fourth Amended and Restated Investor Rights Agreement
10	.2**	Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Exhibit No.		Description of Exhibit

10	.3**	Fourth Amended and Restated Stockholders’ Voting Agreement
10	.4**	Employment Agreement of E. Wayne Jackson, III
10	.5**	Employment Agreement of Thomas M. McDonough
10	.6**	Employment Agreement of Martin F. Roesch
10	.7**	Employment Agreement of Todd P. Headley
10	.8**	Employment Agreement of Michele M. Perry-Boucher
10	.9**	Loan and Security Agreement by and between Sourcefire, Inc. and Silicon Valley Bank
10	.10**	Lease Agreement by and between Liberty Property LP and Sourcefire, Inc.
10	.11†	OEM and Distributor Agreement by and between Sourcefire, Inc. and Nokia Inc., dated July 14, 2006, as amended on July 14, 2006
10	.12†**	Manufacturing Services and Supply Agreement by and between Patriot Technologies, Inc. and Sourcefire, Inc., dated December 12, 2005, as amended on August 4, 2006
10	.13†**	Outsourcing Agreement by and between Sourcefire, Inc. and Intelligent Decisions, Inc., dated January 31, 2006
10	.14†	OEM Purchase Agreement by and between Bivio Networks, Inc. and Sourcefire, Inc., dated February 10, 2005
10	.15†	License Agreement for Commercial Use of MySQL Software by and between MySQL Inc. and Sourcefire, Inc., dated June 13, 2005, as amended on December 29, 2006
10	.16**	Employment Agreement of Joseph M. Boyle
10	.17**	Written Consent in Lieu of a Special Meeting of the Preferred Stockholders of Sourcefire, Inc., dated October 25, 2006
10	.18**	Form of Indemnification Agreement
23	.1**	Consent of Ernst & Young LLP
23	.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24	.1**	Power of Attorney (included in signature pages to Registration Statement on Form S-1, filed October 25, 2006)
24	.2**	Power of Attorney (included in signature pages to Amendment No. 4 to Registration Statement on Form S-1, filed February 14, 2007)

**	Previously filed.

†	Portions of this exhibit have been omitted and were filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b) Financial Statement Schedules:

Schedules have been omitted because the information required to be shown in the schedules is not applicable or is included elsewhere in our financial statements or accompanying notes.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on March 6, 2007.

SOURCEFIRE, INC.

By:	/s/ E. Wayne Jackson, III
Name: E. Wayne Jackson, III
Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ E. Wayne Jackson, III E. Wayne Jackson, III		Chief Executive Officer and Director (principal executive officer)	March 6, 2007

/s/ Todd P. Headley Todd P. Headley		Chief Financial Officer and Treasurer (principal financial and accounting officer)	March 6, 2007

* Martin F. Roesch		Chief Technology Officer and Director	March 6, 2007

* Asheem Chandna		Director	March 6, 2007

* Tim A. Guleri		Director	March 6, 2007

* Harry R. Weller		Director	March 6, 2007

* Joseph R. Chinnici		Director	March 6, 2007

* Steven R. Polk		Director	March 6, 2007

* Arnold L. Punaro		Director	March 6, 2007

*By:	/s/ Todd P. Headley Todd P. Headley as Attorney-in-fact

Exhibit No.		Description of Exhibit

1	.1**	Form of Underwriting Agreement
3	.1**	Fifth Amended and Restated Certificate of Incorporation of Sourcefire, Inc.
3.2		Form of Sixth Amended and Restated Certificate of Incorporation of Sourcefire, Inc.
3	.3**	Third Amended and Restated Bylaws of Sourcefire, Inc.
3.4		Form of Fourth Amended and Restated Bylaws of Sourcefire, Inc.
3	.5**	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation
4.1		Form of stock certificate of common stock
4	.2**	2002 Stock Incentive Plan
4	.3**	2007 Stock Incentive Plan
4	.4**	Form of Nonstatutory Stock Option Grant Agreement under the 2002 Stock Incentive Plan
4	.5**	Form of Notice of Stock Option Award under the 2007 Stock Incentive Plan
4	.6**	Form of Notice of Restricted Stock Purchase Award under the 2007 Stock Incentive Plan
4	.7**	Form of Notice of Restricted Stock Purchase Award for Non-Employee Directors under the 2007 Stock Incentive Plan
5	.1**	Opinion of Morrison & Foerster LLP
10	.1**	Fourth Amended and Restated Investor Rights Agreement
10	.2**	Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement
10	.3**	Fourth Amended and Restated Stockholders’ Voting Agreement
10	.4**	Employment Agreement of E. Wayne Jackson, III
10	.5**	Employment Agreement of Thomas M. McDonough
10	.6**	Employment Agreement of Martin F. Roesch
10	.7**	Employment Agreement of Todd P. Headley
10	.8**	Employment Agreement of Michele M. Perry-Boucher
10	.9**	Loan and Security Agreement by and between Sourcefire, Inc. and Silicon Valley Bank
10	.10**	Lease Agreement by and between Liberty Property LP and Sourcefire, Inc.
10	.11†	OEM and Distributor Agreement by and between Sourcefire, Inc. and Nokia Inc., dated July 14, 2006, as amended on July 14, 2006
10	.12†**	Manufacturing Services and Supply Agreement by and between Patriot Technologies, Inc. and Sourcefire, Inc., dated December 12, 2005, as amended on August 4, 2006
10	.13†**	Outsourcing Agreement by and between Sourcefire, Inc. and Intelligent Decisions, Inc., dated January 31, 2006
10	.14†	OEM Purchase Agreement by and between Bivio Networks, Inc. and Sourcefire, Inc., dated February 10, 2005
10	.15†	License Agreement for Commercial Use of MySQL Software by and between MySQL Inc. and Sourcefire, Inc., dated June 13, 2005, as amended on December 29, 2006
10	.16**	Employment Agreement of Joseph M. Boyle
10	.17**	Written Consent in Lieu of a Special Meeting of the Preferred Stockholders of Sourcefire, Inc., dated October 25, 2006
10	.18**	Form of Indemnification Agreement
23	.1**	Consent of Ernst & Young LLP

Exhibit No.		Description of Exhibit

23	.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24	.1**	Power of Attorney (included in signature pages to Registration Statement on Form S-1, Filed October 25, 2006)
24	.2**	Power of Attorney (included in signature pages to Amendment No. 4 to Registration Statement on Form S-1, filed February 14, 2007)

**	Previously filed.

†	Portions of this exhibit have been omitted and were filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.